China Direct Industries Completes the Sale of its 51% Stake in Shanxi Pan Asia Magnesium Company for $3 Million

DEERFIELD BEACH, Fla., Sept. 19, 2011 China Direct Industries, Inc. ("China Direct Industries") (NASDAQ:CDII), a U.S. based company that sources, produces and distributes industrial products in China and the Americas in two core business segments, announced today that it has completed the sale of its 51% stake in Shanxi Pan Asia Magnesium Company ("Pan Asia") for $3.05 million in cash to Bloomgain Investment Company, Ltd. ("Bloomgain"), a privately held British Virgin Island company.

The sale of Pan Asia is part of management's overall plan to focus its Magnesium segment operations on the management of facilities previously owned or controlled by Yuweii Huang, a member of China Direct Industries' board of directors and its executive vice president - magnesium.   Management intends to use the proceeds from this sale for general working capital as well as to expand its magnesium operations in China and its U.S. based commodities trading operations as it continues to ship iron ore to China from Mexico and begins shipping from South America.

Commenting on the sale of Pan Asia Dr. James Wang, Chairman and CEO of China Direct Industries, Inc., stated, "We are pleased to have concluded this sale as we move forward with the expansion of our Magnesium segment in partnership with Mr. Huang.  This infusion of capital will provide us with further financial flexibility as we strengthen our magnesium business and build our ore distribution capabilities in Mexico and South America in the coming quarters.  We look forward to putting this money to work as we position our company for growth in fiscal 2012 and beyond."

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ:CDII), is a U.S. based company that sources, produces and distributes industrial commodities in China and the Americas and provides business and financial consulting services. Headquartered in Deerfield Beach, Florida with corporate offices in Shanghai, China Direct Industries' unique infrastructure provides a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

DISCLOSURE NOTICE:

In connection with the safe harbour provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations concerning our ability to execute on our business plan in our magnesium and basic materials segments.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Report on Form 10-K for the fiscal year ended September 30, 2010.

Contact Information:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net